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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of our report dated February 1, 2002, except as to Note 20 as to which the date is August 23, 2002, relating to the consolidated financial statements of Companhia de Bebidas das Americas - AmBev, which appear in such Registration Statement. We also consent to the references to us under the headings "Summary Financial Information" and "Independent Accountants" in such Registration statement.

PricewaterhouseCoopers Auditores Independentes

By:

Sao Paulo, Brazil
August 28, 2002